UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2014

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Peach Street
P.O. Box 7000, El Dorado, Arkansas	71730-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 18, 2014, a subsidiary of Murphy Oil Corporation (“Murphy Oil”) completed the sale of 20% of most of its assets in Malaysia to PT Pertamina Malaysia Eksplorasi Produksi, a subsidiary of PT Pertamina (collectively “Pertamina”).  The Company currently expects to complete the sale of an additional 10% of its Malaysia assets to Pertamina in the first quarter of 2015.  The Purchase and Sale Contract for these Malaysia assets was filed as Exhibit 2.1 to the Company’s Form 10-Q report for the quarterly period ended September 30, 2014.

Item 8.01	Other Events

On December 18, 2014, Murphy Oil issued a press release announcing the completion of the sale of 20% of most of its Malaysia assets.  The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits
(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of Murphy Oil dated as of September 30, 2014 and the unaudited pro forma condensed consolidated statements of income of Murphy Oil for the nine months ended September 30, 2014 and for the year ended December 31, 2013 are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d)	Exhibits

	99.1	Press release issued by Murphy Oil Corporation, dated December 18, 2014, announcing the completion of the sale of 20% of the Company’s assets in Malaysia to Pertamina.

99.2

Unaudited pro forma condensed consolidated balance sheet of Murphy Oil Corporation dated as of September 30, 2014 and the unaudited pro forma condensed consolidated statements of income of Murphy Oil for the nine months ended September 30, 2014 and for the year ended December 31, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart
Senior Vice President and Controller

Date:  December 22, 2014

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Murphy Oil Corporation, dated December 18, 2014, announcing the completion of the sale of 20% of most of the Company’s assets in Malaysia to Pertamina.

99.2

Unaudited pro forma condensed consolidated balance sheet of Murphy Oil Corporation dated as of September 30, 2014 and the unaudited pro forma condensed consolidated statements of income of Murphy Oil for the nine months ended September 30, 2014 and for the year ended December 31, 2013.